PANORAMIC CARE MANAGER, INC.

                                     FORM OF

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of __________________ is entered into by and between Panoramic Care Manager, Inc., a Colorado corporation (hereinafter "PANORAMIC") and __________________ (hereinafter "Employee") who resides at
__________________________________________.

        PANORAMIC desires to demonstrate its interest in the continued services of Employee, in the capacity described below, on the terms and conditions, and subject to the rights of termination hereinafter set forth, and Employee is willing to accept employment on such terms and conditions.

        In consideration of the mutual understandings hereinafter set forth, Employee and PANORAMIC do hereby agree as follows:

        1. EMPLOYMENT. PANORAMIC does hereby employ, engage and hire Employee as ______________________________ of PANORAMIC, and Employee does hereby accept and agree to such hiring, engagement and employment. Employee's duties during the Employment Period shall be formulating systems necessary to ensure quality and other duties as PANORAMIC shall from time to time prescribe. Employee will devote full time, energy and skill to the performance of duties for PANORAMIC and for the benefit of PANORAMIC, reasonable vacations authorized by PANORAMIC's President or Board of Directors and reasonable absences because of illness excepted. Furthermore, Employee will exercise due diligence and care in the performance of duties to PANORAMIC under this Agreement.

        2.     EMPLOYMENT PERIOD.

               (a) INITIAL TERM. Employee shall be employed by PANORAMIC for the duties set forth in Section 1 for a one year term commencing as of __________________, and ending __________________, (the "Initial Term"), unless
Employee is terminated earlier for "cause" pursuant to subsection 8(a) or, alternatively, voluntarily elects to terminate employment prior to such date pursuant to Section 9.

               (b) RENEWAL EMPLOYMENT PERIOD DEFINED. The Parties hereto presently intend this Agreement to renew automatically for additional periods of one year each (the "Renewal Terms") on the same terms and conditions, but neither PANORAMIC nor Employee is under any obligation to agree to such extensions and may refuse the extension or renewal of this Agreement for any or no reason. This Agreement shall automatically renew for one year Renewal Terms on ____________ of each year unless either Party provides notice of termination to the other Party no later than 30 days preceding the next Renewal Term. In the event such notice of termination is given, this Agreement will terminate following such notice. The period of time


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commencing as of the date hereof and ending on the effective date of the termination of employment under this or a successor Agreement shall be referred to as the "Employment Period."

        3.     COMPENSATION.

               (a) BASE SALARY. PANORAMIC shall pay Employee and Employee agrees to accept from PANORAMIC in full payment for services and promises to PANORAMIC (specifically including the "Covenant Not to Compete" as set forth in Section 11 and Proprietary information restrictions as set forth in Section 12) a base salary at the rate and payment schedule set forth in Appendix A, attached hereto and incorporated herein by this reference. In connection with the renewal of this Agreement, either or both Parties may request the renegotiation of the salary and/or benefit provisions set forth in Appendix A by giving notice to the other Party no later than 60 days preceding the next Renewal Term. If renegotiation result in a revised Appendix A that is satisfactory to both Parties, such revised Appendix A shall be attached hereto and incorporated herein by this reference. In the absence of such notice of renegotiation, this Agreement will automatically renew for the next renewal term and will be subject to the provisions of Appendix A in effect prior to for the previous "Employment Period."

               (b) INCENTIVE COMPENSATION. Employee may receive incentive compensation in accordance with PANORAMIC'S "Incentive Compensation Plan." The amount of incentive compensation, if any, payable to Employee shall be calculated and paid in accordance with the provisions of PANORAMIC's "Incentive Compensation Plan."

        4. FRINGE BENEFITS. Employee is entitled to the benefits provided by PANORAMIC as set forth in Appendix A, attached hereto and incorporated herein by this reference. Employee shall be entitled to participate in any benefit programs adopted from time to time by PANORAMIC for the benefit of its employees to the extent provided in such programs, and Employee shall receive such other fringe benefits as may be granted to him/her from time to time by PANORAMIC's Board of Directors.

        5. VACATION. Employee is entitled to vacation, the terms of which are set forth in Appendix A attached hereto and incorporated herein by this reference. Such vacation is to be scheduled and taken in accordance with PANORAMIC's standard vacation policies.

        6. BUSINESS EXPENSES. PANORAMIC will reimburse Employee for any preapproved and necessary, customary and usual expenses which are properly receipted in accordance with PANORAMIC policies and are incurred by Employee on behalf of PANORAMIC.

        7.     DEATH OR DISABILITY.

               (a) TERMINATION OF EMPLOYMENT. If Employee becomes physically or mentally disabled while employed by PANORAMIC and as a result thereof becomes unable to continue the proper performance of duties hereunder, Employee's employment shall automatically cease and terminate. In the case of disability PANORAMIC's obligation to pay Employee's base


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salary pursuant to Section 3(a) shall cease as of the date of Employee's last day of active employment. PANORAMIC's obligation to pay incentive compensation to Employee, or Employee's estate in the event of Employee's death, shall be determined in accordance with PANORAMIC's "Incentive Compensation Plan."

               (b) DEFINITION OF DISABLED. Employee shall be considered to be "disabled" for purposes of this Section 7, if in the judgment of a licensed physician selected by the Board of Directors of PANORAMIC, Employee is unable to perform his customary duties under this Agreement because of a physical or mental impairment. The determination by said physician shall be binding and conclusive for all purposes.

        8.     TERMINATION BY PANORAMIC.

               (a) TERMINATION FOR CAUSE. PANORAMIC may terminate Employee at any time before the last day of the Initial Term, or the last day of any Renewal Term if this Agreement is renewed on mutual Agreement of the Parties, for "cause." The term "cause" as used herein shall mean:

                   (1) The failure of Employee to discharge or perform duties and obligations under this Agreement with due diligence and care;

                   (2) The refusal of Employee to implement or adhere to policies or directives of the Board of Directors of PANORAMIC;

                   (3) Conduct of a criminal nature which may have an adverse impact on PANORAMIC's reputation and standing in the community;

                   (4) Conduct which is in violation of Employee's common law duty of loyalty to PANORAMIC;

                   (5) Fraudulent conduct in connection with the business affairs of PANORAMIC, regardless of whether said conduct is designed to defraud PANORAMIC or others;

                   (6) Conduct by Employee which is in violation of any provision of this Agreement;

                   (7) The permanent termination of Employee's position with PANORAMIC pursuant to a general reduction in force or reorganization of PANORAMIC; or

                   (8) Significant economic losses or decline in the revenues of PANORAMIC which necessitate the termination of Employee's services, as determined by PANORAMIC; or


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                   (9)    If and when the Employee alters or changes in any
                          way any one of the documents with which PANORAMIC does business such as contracts, agreements, forms, proposals, pricing information, applications, etc. without the expressed written consent of the Board or the Majority Shareholders of PANORAMIC.

The existence of cause shall be conclusively determined by the Board, or Majority Shareholder of PANORAMIC or its duly appointed agent. If Employee's employment is terminated for any of the reasons specified in paragraphs (1),
(2), (3), (4), (5), (6) or (9) of this subsection (a), Employee's employment may be terminated immediately without any advance written notice and without severance pay. If Employee's employment is terminated for any of the reasons stated in paragraph (7) or (8) of this subsection (a), Employee shall be entitled to receive fourteen (14) days advance written notice of the termination. Alternatively, PANORAMIC may terminate Employee immediately and pay fourteen (14) days of base salary in lieu of providing notice of such termination.

               (b) FAILURE TO RENEGOTIATE AGREEMENT. As provided in Section 3(a), PANORAMIC may request the renegotiation of the salary and/or benefit provisions set forth in Appendix A by giving Employee notice no later than 60 days preceding the next Renewal Term. If renegotiation of the salary and/or benefit provisions do not result in revised Appendix A that is satisfactory to PANORAMIC, then PANORAMIC shall have the option to terminate this Agreement as of the upcoming renewal date following such notice of renegotiation by giving Employee notice of termination two weeks prior to renewal date or thereafter.

               (c) FINAL COMPENSATION PAYMENTS. PANORAMIC's obligation to pay Employee's base salary pursuant to Section 3(a) shall terminate as of the last day of the Initial Term, or as of the last day of any Renewal Term if this Agreement is properly specified in any notice of termination issued pursuant to any of the preceding subsections of this Section 8. Employee shall not be entitled to receive incentive compensation pursuant to Section 3(b) for fiscal year in which employment is terminated if employment is terminated for cause pursuant to subsection (a) of this Section 8.

        9. TERMINATION BY EMPLOYEE. Employee shall have right to terminate this Agreement any time during the Initial Term or any Renewal Term. Employee agrees to provide PANORAMIC fourteen (14) days prior written notice of any such termination. If Employee has requested renegotiation of salary and/or benefit provisions provided in Section 3(a), and such renegotiations do not result in revised Appendix A that satisfactory to Employee, Employee shall have the right to terminate this Agreement as of two weeks following such renegotiation notice by giving PANORAMIC notice of termination two weeks in advance. PANORAMIC's obligation to pay Employee's base salary pursuant to Section 3(a) shall cease when Employee's employment is terminated pursuant to this Section 9 shall be determined in accordance with PANORAMIC's "Incentive Compensation Plan."


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        10.    EFFECT OF TERMINATION. Upon the proper termination of this
Agreement by PANORAMIC or the Employee, this Agreement shall thereupon become and be void and of no further force or effect, except that the "Covenant Not to Compete" as set forth in Section 11 and the Proprietary Information provisions (Section 12) shall survive any said termination and shall continue to bind Employee for the period of time stated therein and the Arbitration provisions of
Section 18 shall continue to govern any disputes arising hereunder. Any payments due pursuant to terms of this Agreement for services rendered prior to the termination shall be made as provided in this Agreement.

        11. "COVENANT NOT TO COMPETE". Employee acknowledges that he/she is __________________ (Title) of PANORAMIC and in such capacity Employee will be PANORAMIC's representative with the clients and potential clients of PANORAMIC. Employee also acknowledges that he/she will have access to confidential information about PANORAMIC and its clients and that he/she will have access to other "proprietary information" (as defined in Section 12) acquired by PANORAMIC at the expense of PANORAMIC for use in its business. Employee has substantial experience, skills and knowledge. Employee's expertise in the industry, educational and training background and other services to PANORAMIC are special, unique and extraordinary; and the success or failure of PANORAMIC is dependent upon Employee's discharge of duties and obligations. Accordingly, by execution of this Agreement:

               (a) DURATION OF COVENANT. Employee agrees that during the Employment Period and for a period of one (1) year following Employee's termination of employment for any reason (whether termination be voluntary or involuntary), Employee shall not violate the provisions of subsection (b), below. Employee agrees that the one (1) year period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which Employee is or was engaged in activities constituting a breach of subsection (b), below.

               (b) PROHIBITED COMPETITIVE ACTIVITIES. During the time period specified in subsection (a), above, Employee shall not:

                   (1) Directly or indirectly own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any business or service that competes directly or indirectly with PANORAMIC;

                   (2) Directly or indirectly solicit any competitive business from any client, individual or entity of said company of which business was obtained while employed by PANORAMIC;

                   (3) Directly or indirectly solicit any business for a competitor of the company which is or was solicited by Employee on behalf of PANORAMIC.


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               (c) NEED FOR COVENANT, LEGAL REMEDIES. Employee expresses, agrees and acknowledges that this "Covenant Not to Compete" is necessary for PANORAMIC because of the nature and scope of PANORAMIC's business and Employee's position with and services for PANORAMIC. Further, Employee acknowledges that, in the event of breach of "Covenant Not to Compete," money damages will not sufficiently compensate PANORAMIC for injury caused thereby, and Employee accordingly agrees that in addition to such money damages Employee may be restrained and enjoined from any continuing breach of this "Covenant Not to Compete" without any bond or other security being required by any court.
Employ acknowledges that any breach of this "Covenant Not to Compete" would result in irreparable damage to PANORAMIC.

               (d) ACKNOWLEDGMENTS BY EMPLOYEE. Employees expressly agrees and acknowledges as follows:

                   (1) This "Covenant Not to Compete" is reasonable as to time and does not place any unreasonable burden upon Employee;

                   (2) The general public will not be harmed as a result of enforcement of this "Covenant Not to Compete."

                   (3) Employee has been encouraged to consult with personal legal counsel regarding this "Covenant Not to Compete" and has had the opportunity to do so if desired.

                   (4) Employee understands and hereby agrees to every term and condition of this "Covenant Not to Compete."

        12.    PROPRIETARY INFORMATION.

               (a) RETURN OF PROPRIETARY INFORMATION. Upon termination of this Agreement for any reason, Employee shall immediately turn over to PANORAMIC any "proprietary information" as defined below. Employee shall have no right to retain any copies of any material qualifying as "proprietary information" for any reason whatsoever after termination of employment hereunder without the expressed written consent of PANORAMIC.

               (b) NON-DISCLOSURE. It is understood and agreed that, in the course of employment hereunder and through activities for and on behalf of PANORAMIC, Employee will receive, deal with and have access to PANORAMIC's "proprietary information" and that Employee holds PANORAMIC's "proprietary information" in trust and confidence for PANORAMIC. Employee agrees not, during the term of this Agreement or thereafter; in any fashion, form or manner, directly or indirectly, retain, make copies of, divulge, disclose or communicate to any person, in any manner whatsoever, except when necessary or required in the normal course of Employee's employment hereunder and for the benefit of PANORAMIC or with the expressed written consent of PANORAMIC, any of PANORAMIC's "proprietary information" or any


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information of any kind, nature or description whatsoever concerning any matters affecting or relating to PANORAMIC's business.

               (c) PROPRIETARY INFORMATION DEFINED. For purposes of this Agreement, "proprietary information" means and includes the following: the identity of clients or customers or potential clients or customers of PANORAMIC; any written, typed or printed lists or other materials identifying the clients or customers of PANORAMIC; any financial or other information supplied by clients or customers of Panoramic; any and all data or information involving the techniques, programs, methods or contacts employed by PANORAMIC in the conduct of its business; any lists, documents, manuals, records, forms, or other materials used by PANORAMIC in the conduct of its business; any descriptive materials describing the methods and procedures employed by PANORAMIC in the conduct of its business; any other secret or confidential information concerning PANORAMIC's business or affairs. The terms "list," "document," or their equivalent, as used in this Section 12, are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document" whether or not such compilation has been reduced to writing.

        13. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior Agreements and understandings between the Parties with respect to employment or with respect to the compensation of Employee by PANORAMIC.

        14. ASSIGNMENT. This Agreement is personal in its nature and neither of the parties hereto shall; without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation or transfer or sale of all or substantially all of the assets of PANORAMIC with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations hereunder.

        15. GOVERNING LAW. This Agreement and the legal relations thus created between the Parties hereto shall be governed by and construed under and in accordance with the laws of the State of Colorado and the County of Jefferson.

        16. ENTIRE AGREEMENT. This Agreement embodies the entire Agreement of the Parties respecting the matters within its scope and may be modified only in writing.

        17. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

        18. ARBITRATION. All claims, disputes and other matters in question between the Parties arising out of the employment relationship, including the "Covenant Not to Compete" of Section 11 and the Proprietary information provisions of Section 12 of this Agreement, shall be


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decided by arbitration in accordance with the rules of the American Arbitration
Association ("AAA"), unless the Parties mutually agree otherwise. An Arbitrator shall be selected from the panels of Arbitrators of the AAA, pursuant to the procedure set out in the AAA Commercial Arbitration Rules. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any Texas or Federal court having jurisdiction thereof. Nothing in this clause shall be construed to prevent PANORAMIC from asking a court of competent jurisdiction to enter appropriate equitable relief to enjoin a violation of the "Covenant Not to Compete" of Section 11 and the Proprietary information provisions of Section 12 of this Agreement. PANORAMIC shall have the right to seek such relief in connection with or apart from the Parties' rights under this clause to arbitrate all disputes. The Arbitrator shall, in its award, allocate between the Parties the costs of arbitration, which shall include reasonable attorneys' fees of the Parties, as well as the Arbitrator's fees and expenses, in such proportions as the Arbitrator deems just.

        19. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement which do not violate any statue or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms to give as much effect as possible to the intentions of the Parties under this Agreement.

        20. DOCUMENT CHANGES. This document is among the master documents of PANORAMIC and is copyrighted as such. The master document of this text is maintained in security by PANORAMIC, and any changes to the internal, printed text of this document which deviates in any way from the master document renders this document invalid.


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


IN WITNESS WHEREOF, PANORAMIC has caused this Agreement to be executed by its duly authorized officer, and Employee has hereunto signed this Agreement on the ______ day of __________________.

The Company:

By:___________________________________       ___________________________________
       Authorized Signature                        ("Employee")

and:__________________________________
       Chief Executive Officer,
       Panoramic Care Manager, Inc.

This "Employment Agreement" is not a valid document until and unless all three signatures have been affixed on the appropriate lines above this notation.


Inserts:

1.

2.

3.

4.

5.


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                                   APPENDIX A


1. Employee shall receive $__________ per month ($__________ annually) in compensation.

2. Employee shall be entitled to vacation in accordance to Company policies on vacation.

3.      Employee shall be assigned to the __________________ Department.


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